EXHIBIT 2.3

                          MARITIME BANK & TRUST COMPANY

                              STOCKHOLDER AGREEMENT


     This STOCKHOLDER AGREEMENT, dated as of November 3, 1998, is entered into by and among Webster Financial Corporation, a Delaware corporation ("Webster"), and the 10 stockholders of Maritime Bank & Trust Company, a Connecticut chartered bank ("Maritime Bank"), named on Schedule I hereto (collectively, the "Stockholders"), who are the directors (including the President and Chief Executive Officer) of Maritime Bank and the only "affiliates" (for purposes of Rule 145 under the Securities Act of 1933, as amended) of Maritime Bank other than the executive officers of Maritime Bank.

     WHEREAS, Webster, Webster Bank, a wholly owned subsidiary of Webster ("Webster Bank"), and Maritime Bank have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), which is conditioned upon the execution of this Stockholder Agreement and which provides for, among other things, the acquisition of Maritime Bank by Webster, to be effected by the merger of Maritime Bank with and into Webster Bank, in a stock-for-stock transaction (the "Merger"); and

     WHEREAS, in order to induce Webster to enter into or proceed with the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his/her capacity as a stockholder of Maritime Bank;

     NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. OWNERSHIP OF MARITIME BANK COMMON STOCK. Each Stockholder represents and warrants that the number of shares of Maritime Bank common stock, par value $.67 per share ("Maritime Bank Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of Maritime Bank Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

     2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

          (a) Such Stockholder shall, at any meeting of the holders of Maritime Bank Common Stock called for the purpose, vote or cause to be voted all shares of Maritime Bank Common Stock in which such Stockholder has the sole or shared right to vote (whether owned as of the date hereof or hereafter acquired) (i) in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement and (ii) against any plan or proposal pursuant to which Maritime Bank is to be acquired by or merged with, or pursuant to which Maritime Bank proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than Webster or any affiliate thereof).

          (b) Such Stockholder shall not, prior to the consummation of the Merger or the earlier termination of this Stockholder Agreement in accordance with its terms, sell, pledge, transfer

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or otherwise  dispose of his/her shares of Maritime Bank Common Stock over which such stockholder has sole or shared dispositive power; provided, however, that this Section 2(b) shall not apply to a pledge existing as of October 20, 1998.

          (c) Such Stockholder shall not in his/her capacity as a stockholder of Maritime Bank directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Webster or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving
Maritime Bank. Nothing herein shall impair such Stockholder's fiduciary obligations as a director of Maritime Bank.

          (d) Such Stockholder shall use his/her best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by the Agreement.

          (e) Such Stockholder shall comply with all applicable federal and state securities laws in connection with any sale of Webster common stock, par value $.01 per share ("Webster Common Stock") received in exchange for Maritime Bank Common Stock in the Merger, including the trading and volume limitations as to sales by affiliates contained in Rule 145 under the Securities Act of 1933, as amended.

          (f) Except as set forth in the attached Schedule II, such Stockholder has no present plan or intent, and as of the effective time of the Merger, shall have no present plan or intent, to engage in a sale, exchange, transfer (other than an intrafamily gift), distribution (including a distribution by a corporation to its shareholders), redemption, or reduction in any way of such Stockholder's risk of ownership by short sale or otherwise, or other disposition (not including a bona fide pledge), directly or indirectly, with respect to any of the shares of Webster Common Stock to be received by such Stockholder upon the Merger (except for cash received for fractional shares).

     3. TERMINATION. The parties agree and intend that this Stockholder Agreement is a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this
Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms;
provided, however, that if the holders of Maritime Bank Common Stock fail to approve the Agreement or Maritime Bank fails to hold a stockholders' meeting to vote on the Agreement, then (i) Section 2(a) clause (ii) hereof shall continue in effect as to any plan or proposal received by Maritime Bank from any person, entity or group (other than Webster or any affiliate thereof) prior to the termination of the Agreement or within 135 days after such termination and (ii)
Section 2(b) hereof shall continue in effect, except upon consummation of such plan or proposal.

     4. NOTICES. Notices may be provided to Webster and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

     5. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

     6. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original, and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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     7.   HEADINGS.  The Section  headings  contained  herein are for  reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

     8. REGULATORY APPROVAL. If any provision of this Stockholder Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Stockholder Agreement.


                            [Signature Page Follows]















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     IN WITNESS WHEREOF,  Webster  Financial  Corporation,  by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

WEBSTER FINANCIAL CORPORATION

By:   /s/ James C. Smith
      ---------------------------
      James C. Smith
      Chairman and Chief Executive Officer



STOCKHOLDERS:

/s/ William R. Attridge                      /s/ Diana Atwood-Johnson
------------------------------               -------------------------------
William R. Attridge                          Diana Atwood-Johnson


/s/ H. Judson Carr                           /s/ Eleanor D. Champion
------------------------------               -------------------------------
H. Judson Carr                               Eleanor D. Champion


/s/ William A. Childress                    /s/ Nicholas Lewitz, Jr.
------------------------------               -------------------------------
William A. Childress                         Nicholas Lewitz, Jr.


/s/ Stanley F. Prymas                        /s/ Samuel J. Riggio
------------------------------               -------------------------------
Stanley F. Prymas                            Samuel J. Riggio


/s/ Gene R. Schiavone                        /s/ George W. Whelan IV
------------------------------               -------------------------------
Gene R. Schiavone                            George W. Whelan IV








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                                   SCHEDULE I

                                            Number of Shares of Maritime Bank
Name and Address of Stockholder              Common Stock  Beneficially Owned
--------------------------------            ----------------------------------

William R. Attridge                                     19,782
5 Saltus Road
Old Saybrook, CT 06475

Diana Atwood Johnson                                    64,200
12 Tantummaheag Road
Old Lyme, CT 06371

H. Judson Carr                                          66,900
61 River Road
Essex, CT 06426

Eleanor D. Champion                                      3,000
104 N. Main Street
Essex, CT 06426

William A. Childress                                       300
43 Sheffield Street
Old Saybrook, CT 06475

Nicholas Lewitz, Jr.                                    32,550
198 Fairview Road
Westbrook, CT 06475

Stanley F. Prymas                                       44,475
26 Hemlock Terrace Extension
Deep River, CT 06417

Samuel J. Riggio                                        27,450
10 Warsaw Street
Deep River, CT 06417

Gene R. Schiavone                                       27,600
Box 580
Essex, CT 06426

George W. Whelen IV                                     56,175
18 Hill Road
Old Saybrook, CT 06475


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                                   SCHEDULE II

None.